Exhibit 21
                               List of Subsidiaries
                               --------------------


   Name of Subsidiary                   Jurisdiction of Incorporation
   ------------------                   -----------------------------

   GKN Securities Corp.                    New York

   GKN Securities AG                      Switzerland

   Shochet Securities, Inc.                 Florida

   GKN Fund Management, Inc.               New York

   GKN Property Management, Inc.          New Jersey

   GKN Realty Corp.                       New Jersey

   GKN Dalewood Corp.                      New York